CONTRIBUTION AGREEMENT

This Contribution Agreement (this "Agreement") is made and entered into as of October 30, 2013, by and among Diamond Technologies Enterprises, Inc., a Delaware corporation ("DTE") and Eduard Musheyev  ("Musheyev").

WHEREAS, on or about January 1, 2012 acquired a machine ("Processing Machine") that processes inferior quality diamonds into a higher clarity stone from the Russian government for value (the "Musheyev Purchase");

WHEREAS, as a result of the Musheyev Purchase, the machine became a fully owned by Eduard Musheyev;

WHEREAS, DTE desires to accept the contribution from Musheyev the Process Machine it currently owns;

WHEREAS, DTE and Musheyev did not reduce this purchase in writing prior to the date first written above and wish to now memorialize the contribution;

NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Purchase of Processing Machine. Subject to the terms and conditions contained herein, DTE and Musheyev agree that DTE shall purchase the Processing Machine, in exchange for the Purchase Price, as defined below.

2. Purchase Price.  Musheyev hereby agrees to contribute the Processing Machine to DTE as a capital contribution.

3. Closing.  The Closing of the transactions contemplated herein shall take place in January, 2013.

4. Representations and Warranties of DTE. DTE hereby represents and warrants to Musheyev that (a) it has full legal right, power and capacity to execute and deliver this Agreement and to perform its obligations hereunder, (b) the shares are free and clear of all liens, encumbrances, and claims of others, and that DTE has the right to transfer and deliver the DTE shares to Musheyev in accordance with the terms of this Agreement, (c) Musheyev has such knowledge of the business and financial affairs of DTE and possesses a sufficient degree of sophistication, knowledge and experience in financial and business matters such that it is capable of evaluating DTE.

5. Further Assurances.   Musheyev and DTE shall execute and deliver such additional instruments and documents as may reasonably be requested by the other in order to carry out the purposes and intent of this Agreement and to fulfill the respective obligations of the parties under this Agreement.

6. Miscellaneous.

(a) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(b) Amendment.   This Agreement may be amended only in writing as agreed to by all parties hereto.

(c) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

(d) Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(g) Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h) Entire Agreement.  This Agreement constitutes the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings,  interpretations or terms of any kind as conditions or inducements to the execution hereof.

(i) Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

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